SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

SAVVIS Communications Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On May 19, 2005, in connection with the entry into a new three-year Master Services Agreement with Reuters Limited (“Reuters”), SAVVIS, Inc. (“Registrant”) and Reuters mutually agreed to terminate their Network Services Agreement dated September 28, 2001, as amended (the “Agreement”). As a result of the termination of the Agreement, Reuters’ obligation to purchase a minimum amount of Registrant’s services through September 30, 2005 was also terminated as of May 1, 2005.

ITEM 8.01 OTHER EVENTS.

On May 25, 2005, the Registrant issued a press release announcing its entry into a new three-year Master Services Agreement with Reuters. The new Master Services Agreement names SAVVIS Communications Corporation, the wholly-owned subsidiary of Registrant, as an approved vendor to provide Reuters with network infrastructure to support Reuters’ products and services. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release of SAVVIS, Inc. dated May 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: May 25, 2005	By:	/s/ Grier C. Raclin
	Name:	Grier C. Raclin
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of SAVVIS, Inc. dated May 25, 2005, announcing the entry into a new Master Services Agreement with Reuters.